SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           November 12, 1999


                             CEDAR INCOME FUND, LTD.

               (Exact name of registrant as specified in charter)


   Maryland                           0-14510                      42-1241468
(State or other                     (Commission                   (IRS Employer
 jurisdiction of                     File Number)                 Identification
 incorporation)                                                        No.)



44 South Bayles Avenue, Port Washington, New York                   11050
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code         (516) 767-6492


(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

          Effective November 12, 1999, Cedar Income Fund, Ltd. (the "Company") sold for cash in a private placement, pursuant to separate subscription agreements, an aggregate of 250,000 shares of its Common Stock to seven accredited investors. All the shares were sold at a price of $4.50 per share. All the shares were sold pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933. No underwriters were involved in the sales. The proceeds from the sales will be used for general working capital purposes.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CEDAR INCOME FUND, LTD.


                                     By:  /S/ LEO S. ULLMAN
                                          Leo S. Ullman
                                          Chairman of the Board

Dated:  November 12, 1999